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                                                                  EXHIBIT 1.2



                          DISCOVER CARD MASTER TRUST I

                     CREDIT CARD PASS-THROUGH CERTIFICATES

                                TERMS AGREEMENT

                            Dated:  October 16, 1997

To: Greenwood Trust Company, as Seller under the Pooling and Servicing Agreement, as amended, dated as of October 1, 1993.

Re:  Underwriting Agreement dated August 19, 1997


Title: Discover Card Master Trust I, Series 1997-3, Credit Card Pass-Through Certificates, Class A and Class B.

Initial Principal Amount of Certificates:  $684,211,000

Series and Class Designation Schedule: Discover Card Master Trust I, Series 1997-3 $650,000,000 Floating Rate Class A Credit Card Pass-Through Certificates

Discover Card Master Trust I, Series 1997-3 $34,211,000 Floating Rate Class B Credit Card Pass-Through Certificates

Series Cut-Off Date: October 1, 1997
--------------------
Certificate Rating:   Moody's Investors  Standard & Poor's
-------------------      Service, Inc.    Ratings Services

                     ------------------  -----------------

           Class A          Aaa                  AAA
           Class B           A2                   A

Aggregate outstanding balance of Principal Receivables as of October 1, 1997:
$17,908,762,773.20.

Date of Series Supplement: October 23, 1997.

Certificate Rate: Class A: LIBOR plus 0.13% per annum; and Class B: LIBOR plus 0.31% per annum

Terms of Sale: The purchase price for the Certificates to the Underwriters will be 99.650% of the aggregate principal amount of


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the Class A Certificates and 99.625% of the aggregate principal amount of the
Class B Certificates as of October 23, 1997.

Time of Delivery: 9:00 A.M., Chicago, Illinois Time, on October 23, 1997, or at such other time as may be agreed upon in writing.


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     Notwithstanding anything in the Agreement or in this Terms Agreement to the contrary, the Agreement and this Terms Agreement constitute the entire agreement and understanding among the parties hereto with respect to the purchase and sale of the Series 1997-3 Certificates. This Terms Agreement may be amended only by written agreement of the parties hereto.

                                 Very truly yours,

                                 MORGAN STANLEY & CO. INCORPORATED
                                 As Representative of the
                                 Underwriters named in
                                 Schedule I hereto



                                 By: /s/ Gail McDonnell
                                    ------------------------

Accepted:

GREENWOOD TRUST COMPANY


By: /s/ John J. Coane
   ----------------------


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                                   SCHEDULE I

                                  UNDERWRITERS

$650,000,000 Floating Rate Class A Credit Card Pass-Through Certificates, Series 1997-3


                                              Percentage
                                              ----------
Morgan Stanley & Co. Incorporated                 25%
Chase Securities Inc.                             25%
Deutsche Morgan Grenfell Inc.                     25%
J.P. Morgan Securities Inc.                       25%



$34,211,000 Floating Rate Class B Credit Card Pass-Through Certificates, Series 1997-3

                                              Percentage
                                              ----------
Morgan Stanley & Co. Incorporated                100%





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